                                                                 August 20, 1997


Cardiac Science, Inc.
1176 Main Street
Suite C
Irvine, CA 92614


Gentlemen:

     Cardiac Science, Inc. ("CSI") has advised the undersigned that (a) it has retained Sorbus Asset Strategies, S.A., a Swiss corporation ("Sorbus"), to assist CSI in finding qualified investors to purchase shares of Common Stock (the "Financing"), and (b) as a condition precedent to the consummation of the Financing, Sorbus requires the agreement on the part of the undersigned to defer collection of (i) $10,000 of fees currently due and owing to the undersigned, which fees were previously deferred in connection with a prior offering of securities by CSI, and (ii) $100,000 of fees which would otherwise be payable to the undersigned upon consummation of the Financing in accordance with the terms of an Agreement, dated the 1st day of October 1994 (the "Agreement") between CSI and the undersigned for the performance of investor relations services (collectively, the "Deferred Fees"), until the earlier of 12 months from the consummation of the Financing or the completion of the next financing for CSI; provided that CSI agrees to pay the Deferred Fees to the undersigned immediately upon CSI failing to honor the Agreement (except to the extent that the failure to honor the Agreement is based upon the agreement herein to defer the payment referred to in (b) (ii) of this paragraph).

     To induce Sorbus to cause the Financing to be consummated, and as consideration therefor, the undersigned covenants and agrees to defer collection of the Deferred Fees until the earlier of 12 months from the consummation of the Financing or the completion of the next financing for CSI; provided that (a) the Financing is for a minimum of $1,500,000 of gross proceeds and is consummated on or before August 31, 1997, and (b) CSI agrees to pay the Deferred Fees to the undersigned immediately upon CSI failing to honor the Agreement (except to the extent that the failure to honor the Agreement is based upon the agreement herein to defer the payment referred to in (b) (ii) of the first paragraph hereof).


                                       Very truly yours,
                                       FINANCIAL SCIENCES OF AMERICA, INC.

                                       By: /s/ Francesca Daniels, Pres.
                                          ---------------------------------
AGREED TO AND ACCEPTED:                     Francesca Daniels, President
CARDIAC SCIENCE, INC.

By: /s/ Raymond Cohen
   -----------------------------
     Raymond Cohen, President